Exhibit 99.1

Press Release	Media Relations Contact: Brian Ziel (831.439.5429) brian.ziel@seagate.com Investor Relations Contact: Rod Cooper (831.439.2371) rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER
2010 FINANCIAL RESULTS

-  Quarterly revenue of $2.66 billion

-  Establishes long-term gross margin target of 22-26%

-  Fiscal year-to-date debt reduction of $685 million

SCOTTS VALLEY, CA — October 20, 2009 — Seagate Technology (NASDAQ: STX) today reported financial results for the quarter ended October 2, 2009 of 46.3 million disk drive unit shipments, revenue of $2.66 billion, gross margin of 24.5%, net income of $179 million and diluted earnings per share of $0.35. The financial results for the quarter include $10 million of purchased intangibles amortization, $46 million of restructuring and a write down of long-lived assets of $64 million. The aggregate impact of these items is $120 million or approximately $0.23 per share.

During the first fiscal quarter, Seagate reduced short-term borrowings and long-term debt by approximately $465 million primarily with the maturity of its $300 million floating rate senior notes and by paying down its revolving credit facility by $150 million. Subsequent to the end of the first fiscal quarter, Seagate paid off the remaining balance of its revolving credit facility of $200 million and made open market purchases of $20 million, bringing the total debt reduction during fiscal 2010 to approximately $685 million.

“At a time when economic conditions remained challenging we are very pleased with the company’s financial performance, delivering strong revenues, margins and cash generation,” said Steve Luczo, Seagate CEO. “The company has returned to its operating model well ahead of our expectations of six months ago and now expects to sustain gross margin of 22-26%. Although mission critical enterprise demand in particular has yet to recover to historical levels, we benefitted from our time-to-market product delivery to customers integrating our notebook, desktop and enterprise drives.”

Business Outlook

While visibility has improved throughout the calendar year, the ongoing uncertainty in global economic conditions makes it difficult to predict product demand and other related matters, which makes it more likely that Seagate’s actual results could differ materially from current expectations.

For the December quarter, the company is planning for the overall industry demand for disk drives to be 153 - 160 million units. As a result, the company expects revenue to be approximately $2.75 - $2.85 billion and gross margin as a percent of revenue to be near the high end of the company’s targeted range of 22-26%. In today’s financial results conference call, the company will also provide an update on current and expected business conditions, including key underlying assumptions, for its financial outlook for fiscal year 2010.

The December quarter outlook does not include the impact of any potential new restructuring activities, future mergers, acquisitions, financing, dispositions or other business combinations the company may undertake. The company’s policy is to refrain from commenting on any such activities.

Additional information relating to the financial results for the fiscal first quarter of 2010 can be found online at seagate.com.

Conference Call

Seagate will hold a conference call to review the fiscal first quarter results at 2:00 p.m. Pacific Time today. The conference call can be accessed online at seagate.com or by phone as follows:

USA: (800) 591-6945

International: (617) 614-4911

Participant Passcode: 40885241

Replay

A replay will be available beginning today at 6:00 p.m. Pacific Time. The replay can be accessed from seagate.com .

About Seagate

Seagate is the world leader in hard disk drives and storage solutions. Learn more at seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the Company’s future operating and financial performance in the December 2009 quarter, and thereafter, and include statements regarding expected revenue, gross margin,  product competition, customer demand for disk drives and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, the decline in global economic conditions continues to pose a risk to the Company’s operating and financial performance as consumers and businesses have, and may continue to, defer purchases in response to tighter credit and negative financial conditions. Such risks and uncertainties also include the impact of the variable demand, particularly in view of current business and economic conditions; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and the Company’s ability to achieve projected cost savings. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 19, 2009,  which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 2, 2009	July 3, 2009 (a)
ASSETS
Cash and cash equivalents	$1,530	$1,427
Short-term investments	96	114
Restricted cash and investments	166	508
Accounts receivable, net	1,242	1,033
Inventories	622	587
Deferred income taxes	99	97
Other current assets	552	528
Total Current Assets	4,307	4,294
Property, equipment and leasehold improvements, net	2,039	2,229
Deferred income taxes	369	372
Other assets, net	184	192
Total Assets	$6,899	$7,087
LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term borrowings	$215	$350
Accounts payable	1,674	1,573
Accrued employee compensation	142	144
Accrued warranty	206	213
Accrued expenses	440	483
Accrued income taxes	13	10
Current portion of long-term debt	107	421
Total Current Liabilities	2,797	3,194
Long-term accrued warranty	212	224
Long-term accrued income taxes	67	69
Other non-current liabilities	134	120
Long-term debt, less current portion	1,910	1,926
Total Liabilities	5,120	5,533

Shareholders’ Equity	1,779	1,554
Total Liabilities and Shareholders’ Equity	$6,899	$7,087

(a)         As adjusted due to changes to the accounting for convertible debt instruments implemented in the first quarter of fiscal year 2010.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended
	October 2, 2009	October 3, 2008(a)

Revenue	$2,663	$3,033
Cost of revenue	2,010	2,508
Product development	208	260
Marketing and administrative	106	148
Amortization of intangibles	8	14
Restructuring and other, net	46	23
Impairment of long-lived assets	64	—
Total operating expenses	2,442	2,953
Income (loss) from operations	221	80

Interest income	1	7
Interest expense	(45)	(33)
Other, net	3	(13)
Other income (expense), net	(41)	(39)
Income (loss) before income taxes	180	41
Provision for (benefit from) income taxes	1	(16)
Net income (loss)	$179	$57
Net income (loss) per share:
Basic	$0.36	$0.12
Diluted	0.35	0.12
Number of shares used in per share calculations:
Basic	494	485
Diluted	512	494

(a)   As adjusted due to changes to the accounting for convertible debt instruments implemented in the first quarter of fiscal year 2010.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Three Months Ended
	October 2, 2009	October 3, 2008(a)
OPERATING ACTIVITIES
Net income	$179	$57
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	204	253
Stock-based compensation	11	27
Impairment of long-lived assets	64	—
Other non-cash operating activities, net	4	(8)
Changes in operating assets and liabilities:
Accounts receivable	(209)	16
Inventories	(35)	36
Accounts payable	112	278
Accrued employee compensation	(2)	(287)
Accrued warranty	(19)	—
Accrued expenses	(54)	26
Other assets and liabilities	23	(94)
Net cash provided by operating activities	278	304
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(89)	(280)
Purchases of short-term investments	(41)	(90)
Maturities and sales of short-term investments	58	93
Decrease in restricted cash and investments	10	—
Other investing activities, net	(2)	12
Net cash used in investing activities	(64)	(265)
FINANCING ACTIVITIES
Proceeds from short-term borrowings	15	—
Repayment of short-term borrowings	(150)	—
Retirements and maturities of long-term debt	(334)	—
Decrease in restricted cash and investments	332	—
Proceeds from exercise of employee stock options and employee stock purchase plan	26	35
Dividends to shareholders	—	(59)
Net cash used in financing activities	(111)	(24)

Increase (decrease) in cash and cash equivalents	103	15
Cash and cash equivalents at the beginning of the period	1,427	990
Cash and cash equivalents at the end of the period	$1,530	$1,005

(a)         As adjusted due to changes to the accounting for convertible debt instruments implemented in the first quarter of fiscal year 2010.